Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Fidelity Hereford Street Trust our report dated June 12, 2024, relating to the financial statements and financial highlights, which appears in Fidelity Treasury Only Money Market Fund’s Annual Report on Form N-CSR for the year ended April 30, 2024. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 22, 2025